UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2020

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico	88310
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCTF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on June 24, 2020.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 22, 2020.  The final results of the stockholder vote are as follows:

1.	The election of directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes
James D. Harris	1,151,261	275,827	863,313
Elaine E. Ralls	1,342,545	84,543	863,313

2.	The ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
2,271,974	17,777	650	—

3.	An advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement.
For	Against	Abstain	Broker Non-Votes
1,253,505	119,847	53,736	863,313

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,254,254	21,647	128,987	22,200	863,313

Item 8.01.    Other Events

The Company utilized a presentation during the Annual Meeting of Stockholders.  The presentation is available at the Company’s website, bank34.com, under “About Us – Investor Relations – News & Events.”

Item 9.01.    Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: June 24, 2020	By:	/s/ Jill Gutierrez
Jill Gutierrez
President and Chief Executive Officer